Exhibit 10.2

FINANCING AGREEMENT

dated as of January 17, 2024

among

J. ARON & COMPANY LLC,

CALUMET SHREVEPORT REFINING, LLC,

as the Company

and

CALUMET REFINING, LLC,

as Calumet Refining

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Table of Contents

Page

Section 1. DEFINITIONS AND CONSTRUCTION1

1.1. Definitions1

1.2. Construction of Agreement2

Section 2. CONDITIONS TO ADVANCES2

2.1. Conditions to Feedstock Advances and Products Advances2

Section 3. [RESERVED]2

Section 4. [RESERVED]2

Section 5. LIEN AMOUNTS2

5.1. Lien Amounts2

5.2. Initial Lien Amounts3

5.3. Interim Settlements3

5.4. Monthly True-ups4

5.5. Delivery of Lien Inventory4

Section 6. [RESERVED]4

Section 7. PROVISIONS APPLICABLE TO ALL CREDIT EXTENSIONS4

7.1. Use of Proceeds4

7.2. Evidence of Debt4

7.3. Interest on Advances4

7.4. [Reserved]5

7.5. Default Interest5

7.6. Fees5

7.7. Repayment of Advances5

7.8. Prepayments and Commitment Reductions6

7.9. Mandatory Prepayments6

7.10. [Reserved]7

7.11. Making or Maintaining SOFR Advances7

7.12. Increased Costs; Capital Adequacy and Liquidity8

7.13. Taxes; Withholding, Etc9

7.14. Obligation to Mitigate13

7.15. Benchmark Replacement13

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Table of Contents

(continued)

Page

Section 8. [RESERVED]14

Section 9. [RESERVED]14

Section 10. DEFAULT AND TERMINATION14

10.1. Events of Default14

10.2. Remedies14

Section 11. [RESERVED]14

Section 12. [RESERVED]15

Section 13. [RESERVED]15

Section 14. [RESERVED]15

Section 15. [RESERVED]15

Section 16. GOVERNING LAW; DISPUTE RESOLUTION15

16.1. Governing Law15

16.2. Submission to Jurisdiction; Waiver of Jury Trial15

Section 17. ASSIGNMENT15

Section 18. NOTICES15

Section 19. NO WAIVER, CUMULATIVE REMEDIES15

Section 20. NATURE OF THE TRANSACTION AND RELATIONSHIP OF PARTIES16

Section 21. MISCELLANEOUS16

Section 22.  16

JOINT AND SEVERAL LIABILITY16

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Schedules

Schedule	Description
Schedule A	Eligible Pipeline Carriers
Schedule B	Eligible Railroad Carriers and Eligible Vessel Carriers

Exhibits

Exhibit	Description
Exhibit I	Form of Carrier Notice
Exhibit II	Form of Customs Broker Agreement
Exhibit III Exhibit IV Exhibit V Exhibit VI Exhibit VII

Form of Freight Forwarder Agreement

Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

iii

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FINANCING AGREEMENT

This Financing Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of January 17, 2024 (the “Effective Date”), among J. Aron & Company LLC (“Aron”), a limited liability company organized under the laws of New York and located at 200 West Street, New York, New York 10282-2198, Calumet Shreveport Refining, LLC (the “Company”), a limited liability company organized under the laws of Delaware and located at 3333 Midway Ave, Shreveport, LA 71109, and Calumet Refining, LLC (“Calumet Refining”), a Delaware limited liability company (Calumet Refining, together with the Company, each a “Transaction Party” and collectively, the “Transaction Parties”) (each of the Transaction Parties, individually or collectively, as the context may require, and Aron referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, the Company owns and operates the Refinery for the processing and refining of Feedstock and the recovery therefrom of refined products;

WHEREAS, the Transaction Parties and Aron have entered into that certain Supply and Offtake Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Supply and Offtake Agreement”), pursuant to which, among other things, Aron and the Company will enter into transactions pursuant to which Aron will (a) purchase Feedstock from the Transaction Parties or certain third parties, (b) sell Feedstock to the Transaction Parties, (c) purchase Products from the Transaction Parties and (d) sell Products to the Transaction Parties, in each case, in accordance with the terms thereof;

WHEREAS, the Company and the other Transaction Parties have requested that Aron provide certain financial accommodations to the Transaction Parties based on product groups, with respect to Feedstock and Products pursuant to the terms hereof;

WHEREAS, in connection with the transactions contemplated by this Agreement, the Supply and Offtake Agreement and the other Transaction Documents entered into in connection therewith, the Transaction Parties and Aron entered into that certain Monetization Master Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Monetization Master Agreement”);

WHEREAS, it is a condition precedent to the occurrence of the Commencement Date under the Monetization Master Agreement that the Parties enter into this Agreement on the date hereof; and

NOW, THEREFORE, in consideration of the premises and respective promises, conditions, terms and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties do hereby agree as follows:

Section 1.

DEFINITIONS AND CONSTRUCTION
1.1.Definitions.  Terms used herein shall have the meanings given to them in Annex I of the Monetization Master Agreement.

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1.2.Construction of Agreement.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the rules of interpretation set forth in Sections 1.2, 1.3 and 1.4 of the Monetization Master Agreement are hereby incorporated herein by reference, mutatis mutandis, as if fully set forth herein.
Section 2.

CONDITIONS TO ADVANCES
2.1.Conditions to Feedstock Advances and Products Advances.  The obligations of Aron contemplated by this Agreement shall be subject to satisfaction by the Transaction Parties of the conditions precedent set forth in Section 2.1 of the Monetization Master Agreement and the following conditions precedent:
(a)Aron shall have determined the Interim Lien Settlement pursuant to the terms of the Monetization Master Agreement (including without limitation Article 8 thereof and Schedule C thereto), and such Interim Lien Settlement shall be required to be paid by Aron pursuant to the terms hereof and thereof; and
(b)as of the date of any Advance, no Default or Event of Default shall have occurred and be continuing.
Section 3.

[RESERVED]
Section 4.

[RESERVED]
Section 5.

LIEN AMOUNTS
5.1.Lien Amounts.  During the Term, and subject to the terms and conditions of this Agreement and the Monetization Master Agreement, Aron will advance to the Company:
(a)an amount (the “Feedstock Lien Amount”) that will fluctuate from time to time based on the value and volume of Included Feedstock Lien Inventory that (i) is received by a Transaction Party at each Included Feedstock Lien Location or (ii) constitutes Eligible In-Transit Feedstock Inventory; and
(b)an amount (the “Product Lien Amount” and, together with the Feedstock Lien Amount, the “Lien Amount”) that will fluctuate from time to time based on the value and volume of Included Product Lien Inventory that (i) is received by a Transaction Party at each Included Product Lien Location or (ii) constitutes Eligible In-Transit Product Inventory, in each case, the amount of such Advance to be determined by the Product Groups and quantities set forth on Schedule D to the Monetization Master Agreement; provided, that, at all times, for

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purposes of determining the Lien Amount for each Product Group, volumes of such Product Group in Included Title Locations shall first be applied against the Maximum Inventory Level for such Product Group prior to volumes of such Product Group in Included Lien Locations.

5.2.Initial Lien Amounts.
(a)Initial Lien Amount.  The initial Lien Amount (“Initial Lien Amount”) shall equal the sum of (i) the Estimated Commencement Date Lien Value of the Estimated Included Feedstock Lien Inventory, plus (ii) the Estimated Commencement Date Lien Value of the Estimated Included Product Lien Inventory, and, subject to the satisfaction of the conditions in Section 2.1 hereof, Aron shall advance the Initial Lien Amount to the Company on the Commencement Date.
(b)Determinations of the Commencement Date Lien Value.  The Parties further acknowledge that procedures to be applied under the Inventory Sales Agreement to determine the Estimated Commencement Date Value and the Definitive Commencement Date Value shall be applied to determine the Estimated Commencement Date Lien Value and the Definitive Commencement Date Lien Value, mutatis mutandis.
(c)Post-Commencement Date Reconciliation and True-Up.  In the event that the Definitive Commencement Date Lien Value (i) exceeds the Estimated Commencement Date Lien Value, then on the Business Day immediately following the date of determination of the Definitive Commencement Date Lien Value, Aron shall make an Advance to the Company in an amount equal to such excess, (ii) is less than the Estimated Commencement Date Lien Value, the Company shall make a prepayment of the Advance made on the Commencement Date in an amount equal to the amount by which the Estimated Commencement Date Lien Value exceeds the Definitive Commencement Date Lien Value and (iii) equals the Estimated Commencement Date Lien Value, then no Advance or prepayment shall be required to be made as a result of the calculation of the Definitive Commencement Date Lien Value.
5.3.Interim Settlements.  With respect to each day during the Term, Aron shall calculate, as provided in Section 8.1(c) of the Monetization Master Agreement, an Interim Lien Settlement which shall be due from one Party to the other and settled as provided therein and shall take into account any Advances or prepayments required to be made pursuant to Section 5.2(c); provided that Aron shall not be obligated to pay any such Interim Lien Settlement to the Company at any time that a Default or Event of Default with respect to the Company or any Transaction Party has occurred and is continuing.  Such Interim Lien Settlement shall constitute, (i) in respect of Feedstock (x) if paid by Aron to the Company in respect of Feedstock, an increase in the Feedstock Lien Amount and (y) if paid by the Company to Aron, a decrease in the Feedstock Lien Amount and (ii) in respect of Products (x) if paid by Aron to the Company, an increase in the Product Lien Amount and (y), if paid by the Company to Aron, a decrease in the Product Lien Amount.  Any Interim Lien Settlement paid by Aron to the Company hereunder shall be deemed an Advance and any Interim Lien Settlement paid by the Company to Aron hereunder shall be deemed a repayment of an Advance, in each case, for all purposes of this Agreement and the other Transaction Documents.

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5.4.Monthly True-ups.  With respect to each Month during the Term, Aron shall calculate a monthly true-up of the Lien Amounts and Interim Lien Settlement in connection with calculating the Monthly True-Up Amount in accordance with Article 8 and Schedule C to the Monetization Master Agreement.
5.5.Delivery of Lien Inventory.
(a)As a result of the delivery of any Included Feedstock Lien Inventory or Eligible In-Transit Feedstock Inventory at the Feedstock Intake Point of an Included Feedstock Title Location, title thereto shall pass from the Company to Aron pursuant to the terms of the Supply and Offtake Agreement and, to the extent any portion of then outstanding Feedstock Lien Amount relates to such delivered volumes, it shall be applied as payment for such volumes by Aron, subject to adjustment as provided in Article 8 of the Monetization Master Agreement.
(b)As a result of the delivery of any Included Product Lien Inventory or Eligible In-Transit Product Inventory at the Products Intake Point of an Included Product Title Location, title thereto shall pass from the Company to Aron pursuant to the terms of the Supply and Offtake Agreement and, to the extent any portion of then outstanding Product Lien Amount relates to such delivered volumes, it shall be applied as payment for such volumes by Aron, subject to adjustment as provided in Article 8 of the Monetization Master Agreement.
Section 6.

[RESERVED]
Section 7.

PROVISIONS APPLICABLE TO ALL CREDIT EXTENSIONS
7.1.Use of Proceeds. The Company will use the proceeds of any Interim Lien Settlements solely for working capital requirements and other general corporate purposes of the Company and the other Transaction Parties and any other purpose not prohibited by the Transaction Documents.
7.2.Evidence of Debt. Aron shall maintain records evidencing the obligations of the Company owing to Aron, including the principal amount of any Advances made by Aron and each repayment and prepayment in respect thereof.  Such records maintained by Aron shall be prima facie evidence thereof, absent manifest error; provided that the failure to maintain any such records, or any error therein, shall not in any manner affect the obligation of the Company to pay any amounts due hereunder in accordance with the terms hereof.
7.3.Interest on Advances.
(a)Subject to Section 7.5, each Advance shall bear interest on the outstanding principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof at the SOFR Rate plus the Applicable Spread.  The applicable SOFR Rate shall be determined by Aron, and such determination shall be conclusive and binding on the parties hereto, absent manifest error.

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(b)[Reserved].
(c)Interest payable pursuant to Section 7.3 shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which such interest accrues.  In computing interest on any Advance, the date of the making of such Advance or the first day of an Interest Period applicable to such Advance, as the case may be, shall be included, and the date of payment of such Advance or the expiration date of an Interest Period applicable to such Advance, as the case may be, shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s interest shall accrue on such Advance.
(d)Except as otherwise set forth herein, accrued interest on each Advance shall be payable in arrears (i) on each Interest Payment Date applicable to such Advance, (ii) in the case of any voluntary or mandatory repayment or prepayment of such Advance, to the extent accrued on the amount being repaid or prepaid, in accordance with Article 8 of the Monetization Master Agreement, (iii) on the Expiration Date or (iv) on the Termination Date in accordance with the terms of the Monetization Master Agreement.
7.4.[Reserved].
7.5.Default Interest.  The provisions of Section 8.6 of the Monetization Master Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.
7.6.Fees.
(a)The Company agrees to pay to Aron, for each day the fees in respect of the Supply and Offtake Agreement and Interim Lien Settlements, in each case, as set forth in the Fee Letter and any other Transaction Documents, in each case, in accordance with Article 8 to the Monetization Master Agreement and Schedule C thereto.
(b)[Reserved].
(c)All fees referred to in Sections 7.6(a) shall be calculated on the basis of a year of 360 days and the actual number of days elapsed and shall be payable monthly in arrears for each calendar month of each year on the Monthly True-Up Date applicable to such month; provided that all such fees shall be payable on the Expiration Date and any such fees accruing after such date shall be payable on demand.
(d)The Company agrees to pay on the Commencement Date to Aron, closing fees in the amounts separately agreed between the Company and Aron, as set forth in the Fee Letter.
(e)Fees paid hereunder shall not be refundable or creditable under any circumstances.
7.7.Repayment of Advances.
(a)[Reserved].

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(b)Lien Amounts.  The Company shall repay to Aron unpaid principal amounts in respect of Lien Amounts in accordance and as required pursuant to Article 8 of the Monetization Master Agreement.
(c)Advances, Generally.  The Company shall repay to Aron the then unpaid principal amount of each Advance on the Expiration Date.
7.8.Prepayments and Commitment Reductions.
(a)Payments of each Monthly True Up Amount and each Interim Payment in accordance with the terms of the Transaction Documents, to the extent resulting in a payment or prepayment of principal or interest hereunder, are expressly permitted hereunder, and are not subject to any prepayment premium or penalty hereunder.
(b)No Voluntary Commitment Reductions.  Except in the case of an Early Expiration pursuant to the terms of the Monetization Master Agreement, the Company shall not reduce or terminate any commitments of Aron hereunder.
7.9.Mandatory Prepayments.
(a)Interim Lien Settlements.  In the event that Aron calculates an Interim Lien Settlement that is due from the Company to Aron as provided in Section 8.1(c) of the Monetization Master Agreement, then Aron shall advise the Company of the amount of such Interim Lien Settlement via an invoice issued in accordance with Schedule G of the Monetization Master Agreement.  Each mandatory prepayment of any Borrowing shall be allocated to the Advances comprising such Borrowing.
(b)General Provisions Regarding Payments.
(i)All payments by the Company or any other Transaction Party of principal, interest, fees and other amounts required to be made hereunder shall be made by wire transfer of same day funds in Dollars, without defense, recoupment, set-off or counterclaim, free of any restriction or condition, to the account of Aron in the United States of America most recently designated by it for such purpose and received by Aron not later than 4:00 p.m. (New York City time) on the date due for the account of the Persons entitled thereto.
(ii)All principal and all accrued interest on the principal amount of any Advance repaid or prepaid by the Company pursuant to the terms and conditions hereof shall be payable to Aron and shall be payable to Aron in accordance with Article 8 of the Monetization Master Agreement, and on any date on which such interest is due and payable in accordance with Article 8 of the Monetization Master Agreement, all such payments on such date shall be applied to the payment of interest then due and payable before application to principal.
(iii)Subject to the proviso set forth in the definition of “Interest Period”, whenever any payment to be made hereunder with respect to any Advance shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder.

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(iv)Any payment hereunder by or on behalf of the Company to Aron that is not received by Aron in same day funds prior to 4:00 p.m. (New York City time) on the date due (or in the case of any payments due in accordance with Article 8 of the Monetization Master Agreement, by the time such amount is required to be received in accordance with the terms thereof) shall, unless Aron shall determine otherwise, be deemed to have been received, for purposes of computing interest and fees hereunder (including for purposes of determining the applicability of Section 7.5), on the Business Day immediately following the date of receipt (or, if later, the Business Day immediately following the date the funds received become available funds).
(v)If an Event of Default shall have occurred and the maturity of the Advances shall have been accelerated pursuant to Section 16.2(a) of the Monetization Master Agreement, all payments or proceeds received by Aron in respect of any of the Secured Obligations hereunder, or from any sale of, collection from or other realization upon all or any part of the Collateral, shall be applied in accordance with the terms of the Monetization Master Agreement.
(vi)Aron shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.
7.10.[Reserved].
7.11.Making or Maintaining SOFR Advances.
(a)Inability to Determine Applicable Interest Rate.  If, as of any date, Aron determines (which determination shall be conclusive absent manifest error) that the SOFR Rate cannot be determined pursuant to the definition thereof, then Aron shall give notice (which may be telephonic) thereof to the Company as promptly as practicable, whereupon, (x) no Advances may be made as SOFR Advances until such time as Aron notifies the Company that the circumstances giving rise to such notice no longer exist, (y) for any Advances that have been made as SOFR Advances, the Parties shall endeavor to establish an alternate rate of interest to the SOFR Rate in accordance with Section 7.15 and (z) any request by the Company for the making of any SOFR Borrowing shall be deemed rescinded by the Company.  Aron shall promptly notify the Company when such circumstances no longer exist.
(b)Illegality or Impracticability of SOFR Advances.  In the event that on any date Aron shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, or continuation of, its SOFR Advances (i) has after the Commencement Date become unlawful as a result of compliance by Aron in good faith with any law (or would conflict with any treaty, rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable as a result of contingencies occurring after the Commencement Date that materially and adversely affect the position of Aron in the applicable markets, then, if Aron shall have provided notice thereof to the Company, Aron shall be an “Affected Lender”.  If the Company receives a notice from Aron pursuant to the preceding sentence, then (1) the obligation of Aron to make Advance as, or to continue any Advance as, SOFR Advances shall be suspended until such notice shall be withdrawn by Aron, and (2) Aron’s obligations to maintain SOFR Advances (the “Affected Advances”) shall be terminated at the earlier to occur of the expiration of the Interest

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Period then in effect with respect to the Affected Advances or when required by law.  Aron shall promptly notify the Company when the circumstances that led to its notice pursuant to this Section 7.11(b) no longer exist.
(c)Compensation for Breakage or Non-Commencement of Interest Periods.  In the event that (i) a borrowing of any SOFR Advance does not occur on a date specified therefor in any notice given by the Company (other than as a result of a failure by Aron to make such Advance in accordance with its obligations hereunder), whether or not such notice may be rescinded in accordance with the terms hereof, (ii) any payment of any principal of any SOFR Advance (other than any Advance in respect of Lien Amounts that is repaid or prepaid pursuant to the terms of the Monetization Master Agreement) occurs on a day other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), or (iii) a prepayment of any SOFR Advance does not occur on a date specified therefor in any notice of prepayment given by the Company, whether or not such notice may be rescinded in accordance with the terms hereof, the Company shall compensate Aron for all losses, costs, expenses and liabilities that Aron may sustain, including any loss incurred from obtaining, liquidating or employing losses from third parties, but excluding any loss of margin or any interest rate “floor”, for the period following any such payment, assignment or conversion or any such failure to borrow, pay, prepay, convert or continue.  To request compensation under this Section 7.11(c), Aron shall deliver to the Company a certificate setting forth in reasonable detail the basis and calculation of any amount or amounts that Aron is entitled to receive pursuant to this Section 7.11(c), which certificate shall be conclusive and binding absent manifest error.  The Company shall pay Aron the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)Booking of SOFR Advances.  Aron may make, carry or transfer SOFR Advances at, to or for the account of any of its branch offices or the office of any Affiliate of Aron.
7.12.Increased Costs; Capital Adequacy and Liquidity.
(a)Increased Costs Generally.  If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Aron (except any such reserve requirement reflected in the SOFR Rate);
(ii)subject Aron to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on Aron any other condition, cost or expense (other than Taxes) affecting this Agreement or any Advances made by Aron;

and the result of any of the foregoing shall be to increase the cost to Aron of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to reduce the amount of any sum received or receivable by Aron hereunder (whether of principal, interest or any other amount) then, upon request of Aron, the Company will pay to

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Aron such additional amount or amounts as will compensate Aron for such additional costs incurred or reduction suffered.

(b)Capital and Liquidity Requirements.  If Aron determines that any Change in Law affecting Aron or any lending office of Aron or Aron’s holding company, if any, regarding capital or liquidity requirements, has had or would have the effect of reducing the rate of return on such Aron’s capital or on the capital of Aron’s holding company, if any, as a consequence of this Agreement, the Commitments of Aron or the Advances made by Aron to a level below that which Aron or Aron’s holding company could have achieved but for such Change in Law (taking into consideration Aron’s policies and the policies of Aron’s holding company with respect to capital adequacy or liquidity), then from time to time upon request of Aron the Company will pay to Aron such additional amount or amounts as will compensate Aron or Aron’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement.  A certificate of Aron setting forth the amount or amounts necessary to compensate Aron or its holding company, as the case may be, as specified in Section 7.12(a) or 7.12(b) and delivered to the Company, shall be conclusive absent manifest error.  The Company shall pay Aron the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)Delay in Requests.  Failure or delay on the part of Aron to demand compensation pursuant to this Section 7.12 shall not constitute a waiver of Aron’s right to demand such compensation; provided that the Company shall not be required to compensate Aron pursuant to this Section 7.12 for any increased costs incurred or reductions suffered more than one hundred twenty (120) days prior to the date that Aron notifies the Company of the Change in Law giving rise to such increased costs or reductions, and of Aron’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Certain Limitations.  Notwithstanding any other provision of this Section 7.12 to the contrary, Aron shall not request, or be entitled to receive, any compensation pursuant to this Section 7.12 unless it shall be the general policy or practice of Aron to seek compensation in similar circumstances under comparable provisions of other credit agreements, if any.
7.13.Taxes; Withholding, Etc.
(a)Applicable Law.  For purposes of this Section 7.13, the term “applicable law” includes FATCA.
(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Transaction Party under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay

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the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Transaction Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 7.13) Aron receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Credit Parties.  Each Transaction Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Aron timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Transaction Parties.  The Transaction Parties shall jointly and severally indemnify Aron, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 7.13) payable or paid by Aron or required to be withheld or deducted from a payment to Aron and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by Aron shall be conclusive absent manifest error.
(e)[Reserved].
(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Transaction Party to a Governmental Authority pursuant to this Section 7.13, such Transaction Party shall deliver to Aron the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Aron.
(g)Status of Recipients.
(i)Aron and any other Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Transaction Document shall deliver to the Transaction Parties, at the time or times reasonably requested by the Transaction Parties, such properly completed and executed documentation reasonably requested by the Transaction Parties as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Aron and any other Recipient, if reasonably requested by the Transaction Parties, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Transaction Parties as will enable the Transaction Parties to determine whether or not Aron or such other Recipient is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 7.13(g)(ii)(A), Section 7.13(g)(ii)(B) and Section 7.13(g)(ii)(D) below) shall not be required if in Aron’s or such other Recipient’s reasonable judgment such completion, execution or submission would subject Aron or such other Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Aron or such other Recipient.

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(ii)Without limiting the generality of the foregoing,

(A)Aron and any other Recipient that is a U.S. Person shall deliver to the Transaction Parties on or prior to the Commencement Date (or, in the case of a Recipient other than Aron, on or prior to such date that such Recipient becomes a Recipient) (and, in each case, from time to time thereafter upon the reasonable request of the Transaction Parties), executed copies of IRS Form W-9 (or any successor form) certifying that Aron or such other Recipient, as applicable, is exempt from U.S. federal backup withholding Tax;

(B)Any Recipient that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Transaction Parties (in such number of copies as shall be requested by the Transaction Parties) on or prior to the date on which such Recipient becomes a Recipient (and from time to time thereafter upon the reasonable request of the Transaction Parties), whichever of the following is applicable:

(1)in the case of a Recipient claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest (including any amounts treated as interest for U.S. federal income tax purposes) under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)in the case of a Recipient claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI (or any successor form);

(3)in the case of a Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit IV to the effect that (A) such Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of either Transaction Party within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code and (B) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Recipient or are effectively connected but are not includible in the Recipient’s gross income for U.S. federal income Tax purposes under an income Tax treaty (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form); or

(4)to the extent a Recipient is not the beneficial owner, executed copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN or W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit V or Exhibit VI, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner,

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as applicable; provided that if the Recipient is a partnership and one or more direct or indirect partners of such Recipient are claiming the portfolio interest exemption, such Recipient may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit VII on behalf of each such direct and indirect partner;

(C)any Recipient shall, to the extent it is legally entitled to do so, deliver to the Transaction Parties (in such number of copies as shall be requested by the Transaction Parties) on or prior to the date on which such Recipient becomes a Recipient under any Transaction Document (and from time to time thereafter upon the reasonable request of the Transaction Parties), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Transaction Parties to determine the withholding or deduction required to be made; and

(D)if a payment made to a Recipient under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient shall deliver to the Transaction Parties at the time or times prescribed by law and at such time or times reasonably requested by the Transaction Parties such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Transaction Parties as may be necessary for the Transaction Parties to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Commencement Date.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Transaction Parties in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If Aron or any other Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 7.13 (including by the payment of additional amounts pursuant to this Section 7.13), it shall pay to the Transaction Parties an amount equal to such refund (but only to the extent of indemnity payments made under this Section 7.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  The Transaction Parties, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 7.13(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 7.13(h), in no event will the indemnified Party be required to pay any amount to an indemnifying Party

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pursuant to this Section 7.13(h) the payment of which would place the indemnified Party in a less favorable net after-Tax position than the indemnified Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 7.13(h) shall not be construed to require any indemnified Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying Party or any other Person.
(i)Survival.  Each Party’s and each Recipient’s obligations under this Section 7.13 shall survive the resignation or replacement of Aron or any assignment of rights by, or the replacement of, a lender, and the repayment, satisfaction or discharge of all obligations under any Transaction Document.
7.14.Obligation to Mitigate.  If Aron becomes an Affected Lender or requests compensation under Section 7.12, or if the Company is required to pay any Indemnified Taxes or additional amount to Aron or to any Governmental Authority pursuant to Section 7.13, then Aron shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of Aron, such designation or assignment and delegation (a) would cause Aron to cease to be an Affected Lender or would eliminate or reduce amounts payable pursuant to Section 7.12 or 7.13, as the case may be, in the future and (b) would not subject Aron to any unreimbursed cost or expense and would not otherwise be disadvantageous to Aron.  The Company hereby agrees to pay all reasonable costs and expenses incurred by Aron in connection with any such designation or assignment and delegation.
7.15.Benchmark Replacement.
(a)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder, or under any other Transaction Document, in respect of all determinations of the Benchmark at any time following 5:00 p.m. ET on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by Aron to Company without any amendment to this Agreement or further action or consent of any other party.
(b)Benchmark Replacement Conforming Changes.  In connection with the implementation and administration of a Benchmark Replacement, Aron will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(c)Notices; Standards for Decisions and Determinations.  Aron will promptly notify the Company of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any Benchmark Replacement Conforming Changes.  Any determination,

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decision or election that may be made by Aron pursuant to this Section 7.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party.
Section 8.

[RESERVED]
Section 9.

[RESERVED]
Section 10.

DEFAULT AND TERMINATION
10.1.Events of Default.  The occurrence of any Event of Default set forth in Section 16.1 of the Monetization Master Agreement, the terms of which are incorporated herein by reference, shall constitute an Event of Default under this Agreement.
10.2.Remedies.
(a)Any exercise of remedies upon the occurrence and during the continuation of an Event of Default shall be exercised in accordance with the terms of Section 16.2 of the Monetization Master Agreement, the terms of which are incorporated herein by reference.
(b)In the event that an Early Termination Date has been established in accordance with Section 16.2 of the Monetization Master Agreement, for the avoidance of doubt, (i) the Commitments of Aron shall immediately terminate and (ii) the Financing Settlement Amount shall become immediately due and payable.  As of such date, the “Financing Settlement Amount” shall equal the sum of:  (i) the aggregate unpaid principal amount of, and accrued interest on the Advances and Lien Amounts made by Aron, plus (ii) all costs and expenses payable to Aron pursuant to Section 7.12(c), plus (iii) unpaid fees payable under the Fee Letter in respect of any Secured Obligations arising hereunder.  The Financing Settlement Amount shall be included in the calculation of the Settlement Amount pursuant to Section 16.2(d) of the Monetization Master Agreement.
(c)Default Interest Rate for Financing Settlement Amount.  For the avoidance of doubt, if the Financing Settlement Amount is owing to the Non-Defaulting Party and is not paid when due, such overdue amount shall accrue interest at the Default Interest Rate until such amount shall have been paid in full to the Non-Defaulting Party.
Section 11.

[RESERVED]

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Section 12.

[RESERVED]
Section 13.

[RESERVED]
Section 14.

[RESERVED]
Section 15.

[RESERVED]
Section 16.

GOVERNING LAW; DISPUTE RESOLUTION
16.1.Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER STATE.
16.2.Submission to Jurisdiction; Waiver of Jury Trial.  The provisions of Sections 22.2 and 22.3 of the Monetization Master Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.
Section 17.

ASSIGNMENT

The provisions of Article 23 of the Monetization Master Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

Section 18.

NOTICES

All invoices, notices, requests and other communications given pursuant to this Agreement shall be delivered in accordance with Article 24 of the Monetization Master Agreement.

Section 19.

NO WAIVER, CUMULATIVE REMEDIES

The provisions of Article 25 of the Monetization Master Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

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Section 20.

NATURE OF THE TRANSACTION AND RELATIONSHIP OF PARTIES

The provisions of Article 26 of the Monetization Master Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

Section 21.

MISCELLANEOUS

The provisions of Article 27 of the Monetization Master Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

Section 22.

JOINT AND SEVERAL LIABILITY

Article 28 of the Monetization Master Agreement is incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.

J. ARON & COMPANY LLC

By:	/s/ Simon Collier
Name:	Simon Collier
Title:	Authorized Signatory

[Signature Page to Financing Agreement]

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CALUMET SHREVEPORT REFINING, LLC,

as the Company

By:	/s/ David Lunin
Name:	David Lunin
Title:	Executive Vice President & Chief Financial Officer

CALUMET REFINING, LLC,

as Calumet Refining

By:	/s/ David Lunin
Name:	David Lunin
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Financing Agreement]

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SCHEDULE A

Eligible Pipeline Carriers

None.

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SCHEDULE B

Eligible Railroad Carriers and Eligible Vessel Carriers

None.

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Exhibit I

Form of Carrier Notice

[See attached]

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Exhibit II

Form of Customs Broker Agreement

[See attached]

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Exhibit III

Form of Freight Forwarder Agreement

[See attached]

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Exhibit IV

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[See attached]

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Exhibit V

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[See attached]

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Exhibit VI

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

[See attached]

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Exhibit VII

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

[See attached]

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